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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 6, 2001

                              DUCOMMUN INCORPORATED
               (Exact name of registrant as specified in charter)


         Delaware                    0-1222                   95-0693330
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(State of Incorporation)      (Commission File No.)     (IRS Identification No.)


111 West Ocean Boulevard, Suite 900, Long Beach, California         90802
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          (Address of principal executive office)                 (Zip code)


       Registrant's telephone number, including area code: (562) 624-0800


                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 2. Acquisition or Disposition of Assets

        On June 6, 2001 (the "Closing Date"), Ducommun Incorporated ("Ducommun" or the "Company"), acquired, directly and indirectly, all of the units, (the "Units") of Composite Structures, LLC ("Composite Structures"), pursuant to a Unit and Stock Purchase Agreement by and among Ducommun, as buyer, Composite Structures, LLC, its Members and Optionholders, CSD Holdings Corporation and the Shareholders of CSD Holdings Corporation, as sellers, dated as of May 16, 2001 (the "Agreement"). The Units were acquired from a group of private investors that have no material relationship with Ducommun or its affiliates, directors or officers.

        Composite Structures designs and manufactures metal, fiberglass and carbon composite aerostructures. The Company produces helicopter main and tail rotor blades, and adhesive bonded assemblies, including spoilers and fuselage structural panels for aircraft, jet engine fan containment rings, and helicopters. The assets acquired by Ducommun through the purchase of the Units include Composite Structures' fixed assets, accounts receivable, inventory, and other assets. The assets of Composite Structures are intended to be used in substantially the same manner as such assets were used prior to the acquisition.

        The purchase price for Composite Structures, including indebtedness assumed, was approximately $54.2 million, which amount is subject to adjustment based upon Composite Structures' tangible net book value as of the Closing Date. The purchase price was determined primarily by reference to the tangible net book value of Composite Structures as of the Closing Date and the future earnings potential of the business of Composite Structures. The purchase price was or will be paid as follows: (a) approximately $48.8 million in cash at the closing paid to the sellers and to pay off assumed indebtedness, and (b) $5.4 million in the form of nonnegotiable promissory notes. The source of funds for the acquisition of Composite Structures is and will be Ducommun's working capital and borrowings under Ducommun's revolving credit agreement.

        The foregoing is a general description of the acquisition and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1.


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ITEM 7. Financial Statements and Exhibits

        (a) Financial statements of business acquired.

            The financial statements required by this item will be filed by Ducommun on or before August 20, 2001.

        (b) Pro forma financial information.

            The required pro forma financial information required by this item will be filed by Ducommun on or before August 20, 2001.

        (c) Exhibits.

            99.1. Unit and Stock Purchase Agreement by and among Composite Structures, LLC, its Members and Optionholders, CSD Holdings Corporation, the Shareholders of CSD Holdings Corporation, and Ducommun Incorporated, dated as of May 16, 2001.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Ducommun Incorporated
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                                                (Registrant)

                                           By: /s/ Samuel D. Williams
                                               ---------------------------------
                                                   Samuel D. Williams
                                                   Vice President and Controller
                                                   (Duly Authorized Officer of
                                                   the Registrant)


Date: June 19, 2001


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                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                     DESCRIPTION
       -------                    -----------

        99.1 Unit and Stock Purchase Agreement by and among Composite Structures, LLC, its Members and Optionholders, CSD Holdings Corporation, the Shareholders of CSD Holdings Corporation, and Ducommun Incorporated, dated as of May 16, 2001.